UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

NTELOS Holdings Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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The following email and attachment was distributed to all employees of NTELOS Holdings Corp. on August 12, 2015.
Dear nTelos Team:

Shentel has requested we forward the attached message to allow Earle MacKenzie the opportunity to address our employees, and nTelos has agreed. Hopefully, this will give you some insights into how Shentel is approaching the combination of our businesses.

All the best,

Rod

This communication may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will,” “may,” “should,” and similar expressions identify forward-looking statements, which generally are not historical in nature.
Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including, without limitation, the consummation of certain transactions between SHEN and Sprint, may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the outcome of any legal proceedings related to the merger; (7) the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (9) changes in the legal or regulatory environment; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (SEC), including without limitation its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q filed thereafter, which are available on the SEC’s website at www.sec.gov
Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, NTELOS will file with the United States Securities and Exchange Commission (“SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, NTELOS’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that NTELOS files with the SEC (when available) from the SEC's website at www.sec.gov and on NTELOS’s investor relations section website at ir.ntelos.com. In addition, the proxy statement and other documents filed by NTELOS with the SEC (when available) may be obtained from NTELOS free of charge by directing a request to NTELOS’s Public Relations advisor at KCSA Strategic Communications, 880 Third Avenue, 6th Floor, New York, NY 10022.

Participants in the Solicitation

NTELOS and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from NTELOS stockholders with respect to the proposed acquisition of NTELOS. Security holders may obtain information regarding the names, affiliations and interests of such individuals in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014. Additional information regarding the interests of such individuals in the proposed acquisition of NTELOS will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and NTELOS’s investor relations website at ir.ntelos.com.

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Dear nTelos Employees:

On behalf of Shentel, we look forward to working together with nTelos to take advantage of the opportunities the combined companies present. This transaction represents the unification of two Shenandoah Valley telecommunications companies with rich histories and strong ties to the local communities that we have served for so long. We are proud of this regional heritage and the legacy that will continue with the merger.

For those who may not know much about Shentel, we are a diversified telecommunications provider, headquartered in Edinburg, Virginia with over 700 employees. Shentel provides a broad range of services through its high speed, state-of-the-art network to customers in the Mid-Atlantic region of the United States. Shentel’s services include: wireless voice and data; cable video, internet and voice; fiber network and services; and local and long distance telephone. Shentel is the exclusive personal communications service (“PCS”) Affiliate of Sprint in portions of Pennsylvania, Maryland, Virginia and West Virginia.

We are moving expeditiously to close the transaction and expect it will be completed early in 2016, subject to the successful completion of customary regulatory approvals. After closing, the company will operate as Shentel, a Sprint Affiliate, and retail locations will be Sprint branded. In the meantime, it will remain “business as usual” at nTelos.

Shentel looks forward to welcoming new employees joining from NTELOS, and will do whatever we can to make your transition to our organization as smooth as possible.

At the same time, there will be nTelos employees with roles and responsibilities that overlap in our operations and organizational structures. Employees in this position may apply for a variety of opportunities at www.shentel.com/careers, and qualified candidates will be interviewed through a defined selection process. In the situation an employee is displaced through the transaction, nTelos has existing severance programs in place.

Shentel is committed to providing ongoing communications as the transaction moves toward closure and as we begin integration activities. We will periodically request permission from nTelos to communicate key pieces of information to the nTelos employees during this transition. As with any major change, you will have many questions and you have our commitment that we will answer your questions in the days to come.

Upon closure of the transaction, we will be embarking on intensive assimilation and consolidation activities in order to successfully merge these two organizations. While this is a very exciting time, our primary objective through this transition is to provide the absolute highest level of service to our customers.

Sincerely,

Earle MacKenzie
Executive Vice President and COO